Exhibit (d)(71)

AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT FOR THE
TIAA-CREF Social Choice International Equity Fund
TIAA-CREF Social Choice Low Carbon Equity Fund
TIAA-CREF Short-Term Bond Index Fund

AMENDMENT, dated July 31, 2015, to the Amended and Restated Investment Management Agreement (the “Agreement”), as amended, by and between TIAA-CREF Funds (the “Trust”) and Teachers Advisors, Inc. (“Advisors”).

WHEREAS, the Trust has established three additional series, the TIAA-CREF Social Choice International Equity Fund, the TIAA-CREF Social Choice Low Carbon Equity Fund and the TIAA-CREF Short-Term Bond Index Fund (each a “Fund” and collectively, the “Funds”), for each of which the Trust would like Advisors to serve as investment manager pursuant to the terms of the Agreement between the Trust and Advisors, whereby Advisors provides investment management services to series of the Trust for a fee;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and Advisors hereby agree to amend the Agreement as follows:

1.	Each of the following Funds shall be subject to the terms and provisions of the Agreement:

Social Choice International Equity Fund
Social Choice Low Carbon Equity Fund
Short-Term Bond Index Fund

2.	The existing Appendix A of the Agreement shall be replaced in its entirety with the attached updated Appendix A.

IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

By:
Title:

TEACHERS ADVISORS, INC.

By:
Title:

APPENDIX A

International Equity Fund

Real Estate Securities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.50%
Over $1.0--$2.0	0.47%
Over $2.0--$4.0	0.44%
Over $4.0--$8.0	0.41%
Over $8.0	0.38%

Growth & Income Fund

Large-Cap Growth Fund

Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.45%
Over $1.0--$2.0	0.42%
Over $2.0--$4.0	0.39%
Over $4.0--$8.0	0.36%
Over $8.0	0.33%

Mid-Cap Growth Fund

Mid-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.48%
Over $0.5--$0.75	0.46%
Over $0.75--$1.0	0.44%
Over $1.0--$2.0	0.41%
Over $2.0--$4.0	0.38%
Over $4.0--$8.0	0.35%
Over $8.0	0.32%

Small-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.46%
Over $0.5--$0.75	0.44%
Over $0.75--$1.0	0.42%
Over $1.0--$2.0	0.39%
Over $2.0--$4.0	0.36%
Over $4.0--$8.0	0.33%
Over $8.0	0.30%

Global Natural Resources Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.65%
Over $1.0--$2.0	0.62%
Over $2.0--$4.0	0.59%
Over $4.0--$8.0	0.56%
Over $8.0	0.53%

Emerging Markets Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.85%
Over $1.0--$2.0	0.82%
Over $2.0--$4.0	0.79%
Over $4.0--$8.0	0.76%
Over $8.0	0.73%

International Opportunities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.60%
Over $1.0--$2.0	0.57%
Over $2.0--$4.0	0.54%
Over $4.0--$8.0	0.51%
Over $8.0	0.48%

Large-Cap Growth Index Fund

Large-Cap Value Index Fund

Equity Index Fund

S&P 500 Index Fund

Small-Cap Blend Index Fund

International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.04%

Emerging Markets Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.14%

Enhanced Large-Cap Growth Index Fund

Enhanced Large-Cap Value Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.30%

Over $2.0--$4.0	0.25%
Over $4.0--$8.0	0.20%
Over $8.0	0.15%

Enhanced International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.40%
Over $1.0--$2.0	0.35%
Over $2.0--$4.0	0.30%
Over $4.0--$8.0	0.25%
Over $8.0	0.20%

Social Choice Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.15%

Managed Allocation Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.00%

Bond Fund

Bond Plus Fund

Tax-Exempt Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.30%
Over $1.0--$2.0	0.29%
Over $2.0--$4.0	0.28%
Over $4.0--$8.0	0.27%
Over $8.0	0.26%

Short-Term Bond Fund

Inflation-Linked Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.25%
Over $1.0--$2.0	0.24%
Over $2.0--$4.0	0.23%
Over $4.0--$8.0	0.22%
Over $8.0	0.21%

High-Yield Fund

Social Choice Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.34%
Over $2.0--$4.0	0.33%
Over $4.0--$8.0	0.32%
Over $8.0	0.31%

Emerging Markets Debt Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.55%
Over $1.0--$2.0	0.53%
Over $2.0--$4.0	0.51%
Over $4.0--$8.0	0.49%
Over $8.0	0.47%

Bond Index Fund	Money Market Fund
Lifecycle Retirement Income Fund	Lifecycle Index Retirement Income Fund
Lifecycle 2010 Fund	Lifecycle Index 2010 Fund
Lifecycle 2015 Fund	Lifecycle Index 2015 Fund
Lifecycle 2020 Fund	Lifecycle Index 2020 Fund
Lifecycle 2025 Fund	Lifecycle Index 2025 Fund
Lifecycle 2030 Fund	Lifecycle Index 2030 Fund
Lifecycle 2035 Fund	Lifecycle Index 2035 Fund
Lifecycle 2040 Fund	Lifecycle Index 2040 Fund
Lifecycle 2045 Fund	Lifecycle Index 2045 Fund
Lifecycle 2050 Fund	Lifecycle Index 2050 Fund
Lifecycle 2055 Fund	Lifecycle Index 2055 Fund
Lifecycle 2060 Fund	Lifecycle Index 2060 Fund
Lifestyle Income Fund	Lifestyle Conservative Fund
Lifestyle Moderate Fund	Lifestyle Growth Fund
Lifestyle Aggressive Growth Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.10%

Social Choice International Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.30%

Social Choice Low Carbon Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.25%

Short-Term Bond Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.07%